Exhibit 8.1

October 13, 2005

Consolidation Loan Funding, LLC

9477 Waples Street, Suite 100

San Diego, California 92121

Consolidation Loan Funding II, LLC

9477 Waples Street, Suite 100

San Diego, California 92121

Goal Capital Funding, LLC

9477 Waples Street, Suite 100

San Diego, California 92121

Mayer, Brown, Rowe & Maw LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrownrowe.com

Re:	Higher Education Funding I (“HEF”), Consolidation Loan Funding, LLC (“CLF”), Consolidation Loan Funding II, LLC (“CLF II”), Student Loan Consolidation Center Student Loan Trust I (“SLCC SLT”), Education Loan Asset-Backed Trust I (“ELAB”), Goal Capital Funding, LLC (“Funding”) and Goal Capital Funding Trust (“Funding Trust”)
Amendment No. 1 to Registration Statement on Form S-3, file numbers 333-127591, 333-127591-01, 333-127591-02, 333-127591-03, 333-127591-04, 333-127591-05 and 333-127591-06

Ladies and Gentlemen:

We have acted as tax counsel for HEF, CLF, CLF II, SLCC SLT, ELAB, Funding and Funding Trust (collectively, the “Co-Registrants”) in connection with (1) the above-referenced Registration Statement (together with the exhibits and any amendments thereto and the forms of base prospectus (each, a “Base Prospectus”) and prospectus supplement (each, a “Prospectus Supplement”) described therein, the “Registration Statement”), filed by the Co-Registrants with the Securities and Exchange Commission in connection with the registration by the Co-Registrants of Student Loan Asset Backed Notes and (2) the contemplated sale under the Registration Statement on October 13, 2005 of $308,000,000 of Class A-1 Student Loan Asset-Backed Notes (the “Class A-1 Notes”), $101,799,000 of Class A-2 Student Loan Asset-Backed Notes (the “Class A-2 Notes”), $247,046,000 of Class A-3 Student Loan Asset-Backed Notes (the “Class A-3 Notes”), $303,155,000 of Class A-4 Student Loan Asset-Backed Notes (the “Class A-4 Notes”) and $40,000,000 of Class B Student Loan Asset-Backed Notes (the “Class B Notes” and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the “Subject Notes”) issued by the Trust pursuant to a Prospectus Supplement dated September 28, 2005.

Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles Manchester New York Palo Alto Paris Washington, D.C.
Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

Mayer, Brown, Rowe & Maw LLP

In connection with the foregoing, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Subject Notes and have examined copies of such documents, company records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and the documents relating to the issuance of the Subject Notes. Terms used herein without definition have the meanings given to such terms in the Registration Statement.

The opinions set forth herein are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. We will not seek tax rulings from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that the IRS may not take positions contrary to those stated in our opinions.

Based upon the foregoing and assuming that the Subject Notes are duly authorized, executed and delivered in substantially the form we have examined and that the transactions contemplated to occur in connection with the sale and purchase of the Subject Notes in fact occur in accordance with the terms thereof, we are of the opinion that the statements set forth in the Prospectus relating to the Subject Notes under the caption “Federal Income Tax Consequences” and the statements set forth in the Prospectus Supplement relating to the Subject Notes under the captions “Summary—Federal Income Tax Consequences” and “Federal Income Tax Considerations” are based upon reasonable interpretations of existing U.S. federal tax law. To the extent that such discussions expressly state our opinion, or state that our opinion has been or will be provided as to any series of Notes, we hereby confirm and adopt such opinion herein with respect to the Subject Notes. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS position or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Form 8-K.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP

MAYER, BROWN, ROWE & MAW LLP

WAL/PJK/JDT